Exhibit 10.1
Summary of Compensation of Named Executive Officers
President and Chief Executive Officer and Chief Financial Officer
The Compensation Committee of the Board of Directors establishes and approves the base salaries, performance bonus criteria and other long-term compensation and benefits of the Named Executive Officers on an annual basis. The Compensation Committee established and approved the salary adjustments as set fort in Table I and Note I-A below and the Performance and bonus criteria as set forth below in Table II and Note II-A and in Table III and Note III-A. The Chief Executive Officer and Chief Financial Officer each have a Maximum Annual Bonus of up to the greater of 50% of base salary or $125,000, in the case of the Chief Executive Officer, and up to the greater of 50% of base salary or $110,000 in the case of the Chief Financial Officer. The performance criteria applicable during 2007 will consist of two components: 1) an EBITDA target threshold to be measured both semi-annually and annually as set forth in Table II and Note II-A, and 2) an annual target for “number of moves” as set forth in Table III and Note III-A below.

Table I

Performance Bonus
Under
		Adjusted Annual Base Salary	Employment Contract Arrangements
Name	Office	(Effective February 15, 2007)	(2007 Fiscal Year)
Chris Sapyta	President and CEO	$196,000 See Note I-A	See Table II and Note II-A and Table III and Note III-A
Edward Johnson	Chief Financial Officer	$182,400 See Note I-A	See Table II and Note II-A and Table III and Note III-A
Note I-A :
For fiscal 2007, upon the Compensation Committee’s recommendation, executive salaries were adjusted by the Board of Directors on April 26, 2007 to be $196,000 in the case of the Chief Executive Officer and $182,400 in the case of the Chief Financial Officer with the adjustments to be effective from February 15, 2007.
Table II
EBITDA Performance

January thru June	EBITDA	Percentage of
2007	Actual	Bonus earned
At least 90% of Budgeted (loss)	$(818,400)	10%
Budget	$(744,000)	20%
110% of Budget	$(669,600)	30%
120% of Budget	$(595,200)	40%

July thru December	EBITDA	Percentage of
2007	Actual	Bonus earned
At Least 90% of Budget	$836,100	10%
Budget	$929,000	20%
110% of Budget	$1,021,900	30%
120% of Budget	$1,114,800	40%

	EBITDA	Percentage of
Full Year	Actual	Bonus earned
At least 90% Budget	$166,500	10%
Budget	$185,000	40%
110% of Budget	$203,500	50%
120% of Budget	$222,000	70%

Note II-A
The eligible EBITDA-based component allocable to each half year during fiscal 2007 will be 40% of the maximum annual bonus amount ($50,000 for our Chief Executive Officer and $44, 000 for our Chief Financial Officer). These maximum half year bonus allocations will be earnable in increments of 10%, 20%, 30% or 40% based on the level of attainment relative to separately stated EBITDA hurdles for each six month interval. The EBITDA hurdles will range from a threshold of 90% of the budgeted amount to 100%, 110% and 120% of the budgeted levels. The full year EBITDA results will then be measured against an annual EBITDA hurdle to determine an additional potential bonus component. The full year EBITDA target is designed to allow for make-up of shortfall during the either six month measurement period by providing for higher 50% and 70% increments of the maximum annual bonus to be earnable if 110% or 120% of the full year EBITDA hurdles are reached.
Table III
Completed Moves Performance
Number of Completed Moves Component of Cash Bonus Program for the period ended December 31, 2007
(Award under this Component is made only if the Company achieves EBITDA breakeven or greater for year ended December 31, 2007.)

	Number of
	Moves
	Completed
	between
	1/01/07
	and	Percentage of
Full Year	12/31/07	Bonus earned
Greater than 80% of Budget	6,610	25%
Budget	8,262	40%
110% of Budget	9,088	55%
120% of Budget	9,914	60%
Note III-A
The company’s performance relative to a budgeted number of moves for the relevant annual period (between 10/01/06 and 9/30/07) will be measured. This “number of moves” component will be allocated up to 60% of the maximum annual bonus target, or $75,000 for the Chief Executive Officer and $66,000 for the chief Financial Officer. Eligibility to receive incremental allocations of between 25%, 40%, 55% or 60% of these maximum annual amounts will be determined based upon attainment on a full year basis of at least an 80% threshold or 100%, 110% and 120% of the targeted annual level of moves. This annual bonus component based on number of moves will be earnable only if the company also achieves at least a break even level of EBITDA for the full year. If the level of EBITDA determined on both a semi-annual and full year basis, together with full year moves achieved would result in a calculated bonus amount in excess of the maximum annual bonus, the total earnable bonus amount will be limited to the annual maximum of $125,000 for the CEO and $110,000 for the CFO.